UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 17, 2007, Tercica, Inc. (“Tercica”) issued to Ipsen, S.A. (“Ipsen”) (i) a senior convertible promissory note in the principal amount of €30,000,000 (the “Second Convertible Note”) and (ii) a senior convertible promissory note in the principal amount of $15,000,000 (the “Third Convertible Note” and together with the Second Convertible Note, the “Second Closing Notes”). The Second Closing Notes were issued in connection with the second closing of the transactions contemplated by that certain Stock Purchase and Master Transaction Agreement, dated as of July 18, 2006, by and between Ipsen and Tercica (the “Transaction Agreement”), which Transaction Agreement sets forth the terms of Tercica’s worldwide strategic collaboration with Ipsen. The amount delivered to Tercica by Ipsen for the Second Convertible Note was offset by approximately the same amount that Tercica was obligated to pay as a milestone payment under that certain Somatuline License and Collaboration Agreement, dated as of October 13, 2006 (the “Somatuline License”), by and between Tercica, SCRAS and Beaufour Ipsen Pharma (both affiliates of Ipsen). The milestone payment became due under the Somatuline License following approval from the U.S. Food and Drug Administration for marketing Somatuline® Depot (lanreotide) injection 60, 90 and 120 mg/ml in the United States.

At a special meeting of Tercica’s stockholders held on October 12, 2006, Tercica’s stockholders approved, among other things, the issuances of the Second Closing Notes to Ipsen.

Below is a brief summary of the material terms of the Second Closing Notes. Other than with respect to the currencies and principal amounts thereunder, the Second Closing Notes generally contain substantially the same terms and conditions and include certain representations and warranties of Tercica with respect to its indebtedness. Accordingly, when the following summary refers to the Second Closing Notes, it is referring to each of the Second Closing Notes unless the context clearly provides otherwise.

Interest bears on the Second Closing Notes at a rate of 2.5% per annum from the date of issuance, compounded quarterly. The entire principal balances and accrued interest under the Second Closing Notes are due and payable on the later to occur of October 13, 2011 or the second anniversary of the date on which Ipsen (or a subsequent holder(s) of the Second Closing Notes) notifies Tercica that it will not convert the Second Closing Notes in full. Notwithstanding the foregoing, the holder(s) of the Second Closing Notes is entitled to declare all amounts outstanding under the Second Closing Notes immediately due and payable (i) if an event of default occurs (as set forth in the Second Closing Notes); (ii) for so long as Ipsen’s approval rights as set forth in that certain Affiliation Agreement, dated as of October 13, 2006, by and between Tercica, Suraypharm (an affiliate of Ipsen) and Ipsen (the “Affiliation Agreement”), remain in effect, if any other person or group acquires beneficial ownership of greater than 9.9% of Tercica’s common stock (or if such person or group already has beneficial ownership of greater than 9.9% of Tercica’s common stock, increases its beneficial ownership); or (iii) in the event that Ipsen’s approval rights as set forth in the Affiliation Agreement cease to remain effective, if any other person or group acquires beneficial ownership of greater than 50% of Tercica’s common stock. Tercica may not prepay the Second Closing Notes without the consent of the respective holder(s) of the Second Closing Notes.

The principal amount of the Second Convertible Note, plus all accrued interest thereon, is convertible into shares of Tercica’s common stock at an initial conversion price per share equal to €5.92 per share. Likewise, the principal amount of the Third Convertible Note, plus all accrued interest thereon, is convertible into shares of Tercica’s common stock at an initial conversion price per share equal to $7.41 per share. The conversion prices of Second Closing Notes are subject to weighted-average price-based antidilution adjustments for certain issuances of equity securities by Tercica at less than the lower of (i) the then-existing conversion prices of the Second Closing Notes or (ii) €3.79 with respect to the Second Convertible Note and $4.75 with respect to the Third Convertible Note. The conversion prices of the Second Closing Notes are also subject to proportional adjustments for stock splits, stock dividends, combinations and the like.

Until the earlier of (i) repayment in full of the Second Closing Notes or (ii) a sale or other transfer of Tercica’s common stock by Ipsen or its affiliates to non-affiliates of Ipsen which, aggregated with previous sales or other transfers of Tercica’s common stock by Ipsen or its affiliates to non-affiliates of Ipsen, exceeds five percent of Tercica’s outstanding common stock as of the date of the most recent sale or other such transfer (a “Triggering Sale”) and the deposit by Tercica to a trust account of funds sufficient for the repayment of the Second Closing

Notes, the approval of the holder(s) of the Second Closing Notes is required for Tercica to take certain actions including, but not limited to: (i) making, or permitting any subsidiary to make, loans to, or owning any stock or other securities in another corporation, partnership or other entity, subject to certain exceptions; (ii) adopting any plan or arrangement with respect to the dissolution or liquidation of Tercica; (iii) entering into any material transaction or contract unless it would reflect the execution of a budget approved by Tercica’s Board of Directors and would not be reasonably anticipated to increase future budgets beyond current projections; (iv) disposing of or acquiring any property or assets other than in the ordinary course of business (Tercica may not in any event acquire or dispose of any property or assets with an aggregate value exceeding $5,000,000 without Ipsen’s written consent unless the transfer is otherwise permitted under the terms of the Second Closing Notes); (v) merging or consolidating with any other person; (vi) establishing or approving an operating budget with anticipated R&D spending in excess of $25,000,000 per year, plus amounts approved by the Joint Steering Committee under the Somatuline License, or entering into an agreement that would require an increase in R&D spending in excess of such amount; (vii) incurring capital expenditures of more than $2,000,000 in any given year; (viii) making any investments, other than certain permitted investments; (ix) incurring any indebtedness other than indebtedness evidenced by the Second Closing Notes and other than certain permitted indebtedness; provided that, with respect to permitted indebtedness, if following the incurrence of such permitted indebtedness, Tercica’s total indebtedness exceeds $2,500,000, then such permitted indebtedness will not be permitted unless immediately prior and after giving effect to the incurrence of such permitted indebtedness, Tercica’s ratio of net indebtedness to EBITDA does not exceed 1 to 1; (x) declaring or paying any cash dividend on or redeeming or repurchasing any shares of its capital stock, other than repurchases upon termination of services to Tercica; (xi) creating, incurring, assuming or permitting to exist, any liens on any of its properties or assets, subject to certain exceptions; (xii) prepaying or paying any indebtedness, subject to certain exceptions; or (xiii) permitting any of its subsidiaries to enter into any agreement or contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such subsidiary to pay dividends out of profits or make any other similar distributions of profits to Tercica or any of Tercica’s subsidiaries.

Tercica also agreed to indemnify the holder(s) of the Second Closing Notes and its representatives and affiliates in connection with any misrepresentation or breach of any representation, warranty or covenant contained in the Second Closing Notes or other documents delivered by Tercica pursuant to or in connection with the Second Closing Notes (other than the Transaction Agreement, the Somatuline License and the Affiliation Agreement, as well as certain other agreements entered into in connection with the initial closing of the transactions contemplated by the Transaction Agreement in October 2006) or otherwise in connection with or related to the Second Closing Notes. The indemnification provisions survive repayment of the Second Closing Notes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Closing Notes which are attached as Exhibits 4.5B and 4.5C to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See the description set forth under Item 2.03 above, which is incorporated into this Item 3.02 by reference. The Second Closing Notes were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder, and Ipsen has represented to Tercica that it is an “accredited investor” within the meaning of Rule 501 under the Act. With respect to the terms of conversion of the Second Closing Notes, see the description set forth under Item 2.03 above, which is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set forth under Item 2.03 above, which is incorporated into this Item 3.03 by reference. As set forth under Item 2.03, Tercica has agreed to certain working capital restrictions and other restrictions with respect to the payment of dividends. Tercica also agreed to obtain the consent of the holder(s) of the Second Closing Notes with respect to certain other matters as set forth under Item 2.03 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
4.5B	Second Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

4.5C	Third Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: September 17, 2007	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

EXHIBIT INDEX

Number	Description
4.5B	Second Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007

4.5C	Third Senior Convertible Promissory Note issued to Ipsen, S.A., dated September 17, 2007